UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2009

DCT INDUSTRIAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	001-33201	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 800

Denver, CO 80202

(Address of principal executive offices)

(303) 597-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On October 29, 2009, we issued a press release entitled “DCT INDUSTRIAL TRUST® REPORTS 2009 THIRD QUARTER RESULTS” which sets forth disclosure regarding our results of operations for the third quarter ended September 30, 2009. A copy of this press release as well as a copy of the supplemental information referred to in the press release and made available on our website are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference. This Item 2.02 and the attached exhibits 99.1 and 99.2 are provided under Item 2.02 of Form 8-K and are furnished to, and shall not be deemed to be “filed” with, the Securities and Exchange Commission.

DCT Industrial Trust Inc. will hold its third quarter 2009 earnings conference call on October 30, 2009, at 11:00 AM Eastern time. You may join the conference call through a live Internet webcast via DCT Industrial’s website at http://www.dctindustrial.com by clicking on the webcast link in the Investor Relations page of the website. Alternatively, you may join the conference call by telephone by dialing (800) 860-2442 or (412) 858-4600. If you wish to participate, please call approximately five minutes before the conference call is scheduled to begin. If you are unable to join the live conference call, you may access the webcast replay for at least 30 days on DCT Industrial’s website. A telephone replay will be available for one week following the call by dialing (877) 344-7529 or (412) 317-0088 and using the passcode 434190. Please note that the full text of the press release and supplemental schedules are available through DCT Industrial’s website at http://www.dctindustrial.com. The information contained on DCT Industrial’s website is not incorporated by reference herein.

Set forth below are several non-GAAP financial measures that are included in the attached press release together with the most directly comparable GAAP financial measure.

For the three months ended September 30, 2009, our Net Loss Attributable to DCT Common Stockholders was $14.6 million and our Net Loss Attributable to DCT Common Stockholders per diluted share was $0.07. In our press release referred to above, we disclose Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be $23.3 million, or $0.10 per diluted share and unit for the three months ended September 30, 2009. For the three months ended September 30, 2008, our Net Income Attributable to DCT Common Stockholders was $6.2 million and our Net Income Attributable to DCT Common Stockholders per diluted share was $0.04. For the three months ended September 30, 2008, our FFO per diluted common share and unit was $0.15.

For the nine months ended September 30, 2009, our Net Loss Attributable to DCT Common Stockholders was $14.8 million and our Net Loss Attributable to DCT Common Stockholders per diluted share was $0.08. In our press release referred to above, we disclose FFO to be $82.0 million, or $0.37 per diluted share and unit for the nine months ended September 30, 2009. For the nine months ended September 30, 2008, our Net Income Attributable to DCT Common Stockholders was $22.1 million and our Net Income Attributable to DCT Common Stockholders per diluted share was $0.13. For the nine months ended September 30, 2008, our FFO per diluted common share and unit was $0.45. Our 2009 full year guidance for our Net Loss Attributable to DCT Common Stockholders per diluted share is $(0.09) to $(0.07). In our press release referred to above, we disclose our 2009 full year guidance for our Net Loss Attributable to DCT Common Stockholders per diluted share as adjusted to be $(0.08) to $(0.06).

For the three months ended September 30, 2009, Loss From Continuing Operations was $18.3 million. In our press release referred to above, we disclose our net operating income, or NOI, to be $42.1 million for the same period in 2009. For the three months ended September 30, 2008, Income From Continuing Operations was $2.5 million. In our press release referred to above, we disclose our NOI to be $44.9 million for the same period in 2008. For the nine months ended September 30, 2009, Loss From Continuing Operations was $19.9 million. In our press release referred to above, we disclose NOI to be $129.7 million for the same period in 2009. For the nine months ended September 30, 2008, Income From Continuing Operations was $2.7 million. In our press release referred to above, we disclose our NOI to be $135.0 million for the same period in 2008.

For the three months ended September 30, 2009, our Loss From Continuing Operations increased $20.8 million from income of $2.5 million for the three months ended September 30, 2008 to a loss of $18.3 million for the same period in 2009. In our press release referred to above, we disclose that our same store net operating income excluding lease termination fees for the three months ended September 30, 2009 decreased 9.4% compared to the same period in 2008 and decreased 8.4% on a cash-adjusted basis. For the nine months ended September 30, 2009, our Loss From Continuing Operations increased $22.6 million from income of $2.7 million for the nine months ended September 30, 2008 to a loss of $19.9 million for the same period in 2009. In our press release referred to above, we disclose that our same store net operating income excluding lease termination fees for the nine months ended September 30, 2009 decreased 7.1% compared to the same period in 2008 and decreased 5.4% on a cash-adjusted basis.

Our percentage of debt to total assets was 42.5% and 44.4% at September 30, 2009 and December 31, 2008, respectively. In our press release referred to above, we disclose that the percentage of net debt to book value of total assets, excluding accumulated depreciation and amortization, was 36.5% and 38.0%, for the same periods. We believe that this percentage, calculated using debt, reduced for existing cash balances and total assets, excluding accumulated depreciation and amortization, is a useful supplemental measure of our leverage. The market value of real estate assets often does not decline in the formulaic manner in which depreciation and amortization accrues with respect to those assets for GAAP accounting purposes. Accordingly, we believe that providing a supplemental measure of our leverage, reduced for existing cash balances, based on the book value of our total assets, excluding existing cash balances and the cumulative effect of these depreciation and amortization accruals, provides investors with a useful supplemental measure of our leverage.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
99.1	Press release dated October 29, 2009 and entitled “DCT INDUSTRIAL TRUST REPORTS 2009 THIRD QUARTER RESULTS”

99.2	Supplemental information entitled “DCT INDUSTRIAL SUPPLEMENTAL REPORTING PACKAGE FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2009”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCT INDUSTRIAL TRUST INC.

October 29, 2009

	By:	/s/ PHILIP L. HAWKINS
	Name:	Philip L. Hawkins
	Title:	Chief Executive Officer

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